Exhibit 10.15

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of April 22, 2003 by BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Debtor”) and GOLD BANK, a Florida banking corporation, its successors and assigns (the “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the “Loan Agreement”), among the Debtor and the Secured Party, the Secured Party has agreed to make certain advances of credit (the “Loan”) upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement and the obligations of the Secured Party to advance funds that the Debtor shall have executed and delivered this Security Agreement to the Secured Party.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Security Interest.

(a) This Agreement is made to secured the payment and performance of the obligations of Debtor under the Loan Agreement and the promissory note(s) executed in connection therewith, and all future advances and loans by the Secured Party to Debtor, including without limitation the obligation to make prompt and timely payments of all amounts due thereunder, all renewals, extensions, or restatements thereof, and all costs and expenses incurred in the collection or enforcement of the Debtor’s obligations thereunder and the enforcement of the Secured Party’s rights under this Agreement, in each case including without limitation attorneys fees (the “Secured Obligations”).

(b) In consideration of the willingness of Secured Party to make and continue the Loan, Debtor hereby grants to Secured Party a security interest in and agrees and acknowledges that Secured Party, without further action on its part, has and shall continue to have a continuing first priority security interest in, all of the “Collateral” (as defined in Section 2 below), and a first priority purchase money security interest in all Equipment to be purchased with the proceeds of the Loan. All capitalized terms used but not defined herein shall have the meaning set forth in Article 9 of the Uniform Commercial Code of the State of Delaware, as in effect from time to time (the “UCC”).

2. Collateral. For the purposes of this Agreement, the term “Collateral” shall mean all Equipment (as defined in the UCC, and including, without limitation, all Equipment purchased using funds of the Facility from and after the date hereof), employed in connection with the

Borrower’s business located at 185 South Orange Avenue, Bldg. #4 Newark, New Jersey, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, and copies or originals of all testing, quality control and other records relating to any of the Equipment. For the avoidance of doubt, the term “Equipment” shall not mean any other personal or real property of the Borrower, including, without limitation, all Inventory, General Intangibles or other Goods (each as defined in the UCC) of the Borrower.

3. No Prior Security Interest.

Debtor represents and warrants that Secured Party shall hold a first priority security interest in the Collateral, and Debtor covenants and agrees to take no action with respect to any such collateral that is inconsistent with Secured Party’s security interest, except as provided for in the Loan Agreement.

4. Obligations. This Agreement shall continue in full force and effect and Secured Party shall have the security interest herein described to secure payment and performance by the Debtor of the Secured Obligations until the Debtor is fully released from its obligations under the Secured Obligations and under any documents executed pursuant thereto, and to secure payment of, and so long as there exists, any outstanding indebtedness or liability whatsoever by the Debtor to Secured Party pursuant to the Secured Obligations, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, including but not limited to any indebtedness or obligation under the Note and whether joint, several, or joint and several. Secured Party shall have a right to set-off against Debtor any amounts that may be or may become due from Secured Party to Debtor at any and all times and in any and all proceedings or actions, including, but not restricted to, bankruptcy, reorganization, receivership or insolvency.

5. Representations, Warranties and Covenants. Debtor hereby represents, warrants, covenants and agrees to and with Secured Party that:

(a) Status; State of Incorporation; Name of Debtor; Location.

(i) Debtor has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware. Debtor is duly qualified and in good standing as a foreign corporation in those jurisdictions where the conduct of its business or ownership of its properties requires qualification, including the states of New Jersey and Florida.

(ii) Debtor’s exact legal name is “BioDelivery Sciences International, Inc.” During the past five years, the Debtor has not done business under any name other than its exact legal name, and the following predecessor and trade names and has not operated its principal place of business at any location other than its present location, where its chief executive office is located. Except for MAS Acquisition XXIII Corp., an Indiana corporation, and BioDelivery Sciences, Inc., a Delaware corporation, Debtor is not the successor to any other person or entity. The predecessor and trade names of the Debtor are MAS Acquisition XXIII Corp., an Indiana corporation, and BioDelivery Sciences, Inc., a Delaware corporation.

(iii) Until the Secured Obligations are paid in full, Debtor will preserve its corporate existence and not, whether in one transaction or a series of transactions, (A) merge into or consolidate with any other entity; (B) change the state where it is incorporated; or (C) change its corporate name without providing Secured Party with 30 days’ prior written notice.

(b) Authority. The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action, do not contravene (1) Debtor’s Articles of Incorporation or Bylaws, or (2) any law, rule, regulation, agreement, indenture, deed of trust, mortgage, loan agreement, writ, judgment, injunction, decree or other instrument or order binding on or affecting Debtor or its assets and will not result in the creation of a lien, security interest or any charge or encumbrance on the assets of Debtor (other than that granted by this Agreement). No further action is necessary on the part of Debtor to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof and to carry out the transactions contemplated hereby. No authorization or approval or other action by, and no notice to or filing with, any governmental agency or authority is required for the due execution, delivery and performance by Debtor of this Agreement.

(c) Performance. Debtor will perform all of the covenants of debtor under any notes or agreements delivered by it to Secured Party, including without limitation the Loans, and Debtor will perform all of Debtor’s covenants under all documents executed by Debtor pursuant thereto.

(d) Other Security Interests. Debtor is the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor will defend the Collateral claiming the same or any interest therein. Debtor has rights in or the power to transfer the Collateral.

(e) Perfection of Security Interests

(i) Financing Statements; Power of Attorney. No active financing statement covering any of the Collateral or any of the proceeds thereof is now on file in any public office. Secured Party is hereby authorized to file with respect to the Collateral one or more financing statements, continuation statements or other documents describing the Collateral.

(ii) Possession. Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement. Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Secured Party. With respect to any Equipment purchased after the date of this Agreement with the proceeds of the Loan, Debtor shall provide copies of all purchase orders and invoices related thereto to Secured Party at least 20 days prior to taking possession of the Equipment.

(iii) Certificates of Title. To the extent ownership of any Collateral is evidenced by a certificate of title, registration or similar documentation, Debtor has delivered (and from and after the date of this Agreement shall deliver) the original of such document to Secured Party.

(iv) Further Assurances. Debtor shall, upon commercially reasonable notice from Secured Party, furnish to Secured Party such further information and will execute and deliver to Secured Party such mortgages and other agreements and will do all such acts and things as Secured Party may at any time or from time to time reasonably request or that Secured Party considers necessary, desirable or appropriate to create, preserve, continue, perfect or validate any security interest granted hereunder or which is necessary to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. The Debtor hereby appoints the Secured Party as the Debtor’s attorney-in-fact to do any and every act which the Debtor is obligated by this Agreement to do, including, without limitation, to execute any and all papers and instruments and to do all other things necessary to preserve and protect the Collateral and to protect the Secured Party’s interest in the Collateral. Such power of attorney is coupled with an interest and is irrevocable and shall survive the insolvency or bankruptcy of the Debtor. Secured Party shall have and retain a security interest in the Collateral wherever located.

(f) Limitation on Further Pledge. Debtor will not, without the prior written consent of Secured Party, borrow from anyone except Secured Party on the security of, or pledge or grant any security interest in, the Collateral to anyone except Secured Party or permit any lien or encumbrance to attach to the Collateral or any levy to be made thereon or any financing statement to be on file with respect thereto, or to sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein.

(g) No Further Liabilities. While this Agreement is in force, Debtor will not, without the prior written consent of Secured Party, incur any new obligation or liability in excess of $100,000 except current liabilities incurred in the ordinary course of business.

(h) No Sale or Transfer. Debtor will not sell or offer to sell or otherwise transfer, encumber, or impair the value of any of the Collateral or any interest therein other than in the normal course of business without the prior written consent of Secured Party, except for the sale of inventory or finished goods in the ordinary course of business.

(i) Insurance. Debtor will keep the Collateral at all times insured for full value, with such coverage and in such companies as Secured Party may approve in its reasonable discretion, at Debtor’s expense, with losses in all cases to be payable to Secured Party and Debtor as their interests may appear, and the policies to be duly endorsed in favor of Secured Party and delivered to it. Secured Party assumes no risk or responsibility in connection with the payment or nonpayment of losses, its only responsibility being to credit Debtor with any insurance payments received on account of losses. Upon the failure of Debtor to do so within thirty (30) days of written demand by the Secured Party, Secured Party may act as attorney for Debtor in making, adjusting and settling claims under and canceling such insurance and endorsing Debtor’s name on any drafts drawn by insurers of the Collateral. Such insurance shall not be cancelable or not renewed by the Debtor without the prior written consent of the Secured Party, or be cancelable or not renewed by the Debtor’s insurer without at least thirty (30) days advance written notice to the Secured Party. All risk of loss of, damage to or destruction of the Collateral shall at all times be on the Debtor.

(j) Condition of Collateral. Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance, other than as herein permitted, and in good order and repair, and will not waste or destroy the Collateral or any part hereof, and will make any needful and proper repairs, renewals, replacements or improvements so that its business may at all times be properly and advantageously conducted, and will not use the Collateral in violation of any applicable statute, ordinance or policy of insurance thereon. Secured Party may enter on Debtor’s property and may examine and inspect the Collateral or Debtor’s books, records, papers and journals at any reasonable time or times, wherever located.

(k) Written Statements. Debtor will furnish to Secured Party from time to time upon request written statements and schedules identifying and describing the Collateral and any additions thereto and substitutions thereof, in such detail as Secured Party may require, and will maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require, and will advise Secured Party promptly and in sufficient detail of any substantial change in the Collateral and of the occurrence of any event which would have any material effect on the value of any of the Collateral or on the lien and security interest granted to Secured Party therein.

(l) Notice of Default. Debtor shall promptly give notice to Secured Party of the occurrence of any Event of Default (as defined in below) or of any event which could, with the giving of notice or the passage of time, or both, constitute an Event of Default.

(m) Change in Business. The Debtor will not make any material change in the nature of its business as conducted on the date of this Agreement, enter into any transactions to liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired, or convey, sell, lease, transfer or otherwise dispose of any part of its business or assets outside of the ordinary course of business; provided, however, that nothing herein shall prohibit the Debtor from selling the Collateral in the ordinary course of business as permitted herein.

6. Payments by Secured Party. At its option but without obligation to Debtor, Secured Party may discharge taxes, liens or security interest or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance thereon, may order and pay for the repair, maintenance and preservation thereof, and may pay any necessary filing or recording fees. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, and such expenses if not reimbursed shall be added to the obligation secured hereby.

7. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) There shall occur an Event of Default under any Loan or any Secured Obligation, including without limitation any Event of Default as defined in the Loan Agreement.

(c) Debtor shall default in the observance or performance of any term, provision, condition, covenant or agreement contained in this Agreement or any other agreement executed in connection with a Secured Obligation.

(d) Any sale, transfer, lease, disposition or encumbrance to or of any material portion of the Collateral, except as otherwise contemplated by or permitted herein, or the making of any levy, seizure or attachment thereof or thereon, or any theft, loss, damage or destruction of any material portion of the Collateral as to which the Secured Party does not receive insurance proceeds pursuant to the provisions of this Agreement.

(f) The entry of a judgment against Debtor involving a liability of $100,000 or more and such judgment shall not have been vacated, discharged, stayed or bonded within twenty (20) days from the entry thereof.

(g) The issuing of any attachment or garnishment, or the filing of any lien against any property of Debtor involving a liability of $100,000 or more and such shall not have been vacated, discharged, removed, stayed or bonded within twenty (20) days from the issuance or filing thereof.

(h) The taking of a substantial part of the property of Debtor at the instance of any governmental authority.

(i) The dissolution, termination of existence, insolvency, business failure, appointment of receiver for Debtor or any of the Collateral or any part thereof, or any material assignment for the benefit of the creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, Debtor.

(j) The sale, disposition, pledge, assignment, transfer or granting of a security interest by the Debtor of or in all or any part of the Collateral without the written consent of the Secured Party.

8. Remedies. Upon the occurrence or existence of any Event of Default or at any time thereafter, the Secured Party shall have all of the rights and remedies described in Sections (a) through (c) below, inclusive, and it may exercise any one or more or all of such remedies, in its sole discretion, without thereby waiving any of the others.

(a) The Secured Party, at its option, may declare all of the Secured Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Debtor, anything contained herein to the contrary notwithstanding.

(b) The Secured Party shall have the right and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights and remedies are asserted), including without limitation, the rights to take possession of any of the Collateral or the proceeds thereof and to sell or otherwise dispose of the Collateral, at public or private sale, and to apply the proceeds therefrom first to any costs of collection and then to all other Secured Obligations and shall have the right to avail itself of any and all other rights and remedies granted a secured party under any other applicable law. The Secured Party shall give the Debtor written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. At any such sale, the Secured Party shall have the right to purchase the Collateral, or any part thereof. The requirement of sending reasonable notice shall be met if such notice is given to the Debtor pursuant to this Agreement at least fifteen (15) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral as well as reasonable attorneys’ fees in connection therewith and other legally recoverable collection expenses, shall all constitute and be added to the Secured Obligations. The Secured Party may proceed against such security as the Secured Party has with respect to the Secured Obligations in such fashion and in such order as the Secured Party may desire and the Secured Party shall not be deemed to have waived any of its security rights or other rights by virtue of the order or fashion in which it elects to realize on the various security interests which it had to secure any of the Secured Obligations or by virtue of bringing any action to realize on any of the various security interests. Upon disposition by the Secured Party of any property in which the Secured Party has a security interest hereunder, the Debtor shall be and shall remain liable for any deficiency; and the Secured Party shall account to the Debtor for any surplus.

(c) The Secured Party may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace and otherwise in accordance with the UCC) and through such agents or otherwise as it may elect and, in connection therewith, demand that the Debtor assemble the Collateral at a place or places and in such manner as the Secured Party shall prescribe. The Secured Party may sell, lease or otherwise dispose of the Collateral or any portion thereof in its existing condition at the time the Secured Party takes it into its possession, or following any commercially reasonable preparation or processing, which disposition may be by public or private proceeding, by one or more contracts, as a unit or as parcels, at any time or place and on any terms so long as the same are commercially reasonable.

(d) In the event Debtor defaults with respect to any of its covenants hereunder, Secured Party may proceed against the Collateral with respect to the Secured Obligations, in such fashion and in such order as Secured Party may desire and Secured Party shall not be deemed to have waived any of its security rights or other rights by virtue of the order or fashion in which it elects to realize on the security interests which it has to secure the Secured Obligations or by virtue of bringing any action to realize on any of the security interests.

9. Independent Security; Remedies Cumulative. Secured Party’s interest in the Collateral and all other rights under this Agreement are continuing, independent of and in addition to any other security, collateral, endorsement or guaranty held by Secured Party in connection with the Secured Obligations, and other agreements executed in connection therewith. The rights and remedies of Secured Party under this Agreement and with respect to the Collateral shall not be impaired, altered or otherwise affected by the taking of any other additional security for or guaranty of this Agreement or by any neglect, failure or omission by Secured Party to hold, perfect, protect or rely or realize upon any such other or additional security or guaranty or by any other act or thing whatsoever.

10. Miscellaneous.

(a) Amendments. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, nor any consent to any departure by Debtor from any provision of this Agreement, shall be effective unless it shall be in writing and signed by Secured Party and Debtor.

(b) Notices. Any notice, request, demand or other communication which is required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (1) if transmitted by telecopy, electronic telephone line facsimile transmission or other similar electronic or digital transmission method, when transmitted; (2) if sent by a nationally recognized next day delivery service that obtains a receipt on delivery, the day after it is sent; (3) if mailed, first class registered or certified United States mail, postage prepaid, five days after it is sent; and (4) in any other case, when actually received. In each case, notice shall be sent to the address or facsimille number set forth below or to such other address or electronic number as a party may have specified in writing to the other parties using the procedures specified above in this Section 10(b).

DEBTOR:	BioDelivery Sciences International, Inc.
4419 W. Sevilla St.
Tampa, FL 33629
Fax No.: (813) 831-2372
Attn: James A. McNulty, Chief Financial Officer

With a copy to:	Ellenoff Grossman & Schole LLP
370 Lexington Avenue, 19th Floor
New York, NY 10017
Fax No.: (212) 370-7889
Attn: Barry I. Grossman, Esq.

SECURED PARTY:	Gold Bank
Gold Bank Plaza
601 North Ashley Drive
Tampa, FL 33602
Fax No. (813) 228-7657
Attn: Scott Zykoski

(c) Termination. This Agreement, and the assignments, pledges and security interest created hereby, shall terminate when all Secured Obligations have been fully paid and satisfied.

(d) Assignability. This Agreement may be assigned in whole or in part by the Secured Party at any time, but shall not be assignable by the Debtor without the prior written consent of the Secured Party. If so assigned, this Agreement shall be binding upon and inure to the benefit of the successors in interest and assigns of the parties.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties has executed at least one of the counterparts even if all the parties have not executed the same counterpart.

(f) Construction and Interpretation. (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida; provided that the manner of creation of a security interest in specific collateral or the manner or effect of perfection or nonperfection or the rules governing priority of security interests are to be governed by the laws of the jurisdictions that govern the collateral to which this Security Agreement relates (which with respect to the Collateral shall be the state of Delaware).

(ii) The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

(iii) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

(g) Entire Agreement. This Agreement constitutes the entire Agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof.

(h) Successors and Assigns. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Debtor shall bind the successors and assigns of the Debtor; provided, however, that the Debtor shall not be entitled to assign this Agreement without the prior written consent of the Secured Party.

(i) Release. The Debtor releases the Secured Party from all claims for loss or damage caused by any failure to sell the Collateral or by any act or omission on the part of the Secured Party, its officers, agents and employees.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Its:	Sect./Treas./CFO

GOLD BANK

By:	/s/ Philip J. Zemel
Its:	SVP